Microbot Medical Announces Receiving a Notification of Granting a Patent Right for its ViRob™ Technology Platform in China

Hingham, MA – May 23, 2018 – Microbot Medical Inc. (Nasdaq CM: MBOT), a medical device company specializing in the design and development of transformational micro-robotic medical technologies, today announced that the State Intellectual Property Office of China has issued a Notification of Granting a Patent Right for Chinese Patent Application No. 201410432156.7, which covers the Company’s ViRobTM technology platform.

“This is another significant milestone to protect and differentiate Microbot’s unique IP assets, especially as it relates to our technology platform, such as ViRob™, from which we anticipate to deliver multiple novel products, including our SCS,” commented Harel Gadot, CEO, President and Chairman. “We have worked to expand our patent estate and we anticipate additional patent allowances in the coming weeks as we seek to protect our ViRob™ and TipCAT™ technology platforms. Coupled with the recent news about the successful conclusion of the pre-clinical study assessing the Company’s Self-Cleaning Shunt performed at Wayne State University by Dr. Carolyn Harris, we are continuing to execute against our goals which allow us to get closer to delivering our solutions to the market, protecting them and increasing shareholder value.”

The application covers an autonomous vibration-driven device for motion through a lumen. The device includes a body and an array of flexible fibers attached thereto, with at least some of the fibers maintaining contact with the inner wall of the lumen and having anisotropic surface friction therewith, such that mutual vibratory motion between the device and the inner wall of the lumen causes the device to move along the lumen.

About Microbot Medical, Inc.

Microbot, which was founded in 2010 and commenced operations in 2011, became a NASDAQ listed company on November 28, 2016. The Company specializes in transformational micro-robotic medical technologies leveraging the natural and artificial lumens within the human body. Microbot’s current platforms, ViRob™ and TipCAT™, are comprised of two highly advanced micro-robotic technologies, from which the Company is currently developing its first two product candidates: the Self Cleaning Shunt, or SCS™, for the treatment of hydrocephalus and Normal Pressure Hydrocephalus, or NPH; and a self-propelling, semi-disposable endoscope that is being developed initially for use in colonoscopy procedures. Further information about Microbot Medical is available at http://www.microbotmedical.com.

The ViRob™ technology is a revolutionary autonomous crawling micro-robot which can be controlled remotely or within the body. Its miniature dimensions allow it to navigate and crawl in different spaces within the human body, including blood vessels, the digestive tract and the respiratory system. Its unique structure gives it the ability to move in tight spaces and curved passages as well as the ability to remain within the human body for prolonged time. To learn more about ViRob™ please visit http://www.microbotmedical.com/technology/virob/.

TipCAT™ is a transformational self-propelled, flexible, and semi-disposable endoscope providing see & treat capabilities within tubular lumens in the human body such as the colon, blood vessels, and the urinary tract. Its locomotion mechanism is perfectly suitable to navigate and crawl through natural & artificial tubular lumens, applying the minimal necessary pressure to achieve the adequate friction required for gentle, fast, and safe advancement within the human body. To learn more about TipCAT™ visit http://www.microbotmedical.com/technology/tipcat/.

Safe Harbor

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, the outcome of its studies to evaluate the SCS and other existing and future technologies, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Microbot Medical Inc. particularly those mentioned in the cautionary statements found in Microbot Medical Inc.’s filings with the Securities and Exchange Commission. Microbot Medical disclaims any intent or obligation to update these forward-looking statements.

Investor Contacts:

Analysts and Institutional Investors

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

646-445-4800

Individual Investors

Jeremy Roe

Integra Consulting Group llc

jeremy@integracg.net

(925) 262-8305

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